EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Verilink Corporation, a Delaware corporation (the “Company”) on Form 10-Q for the period ending March 27, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James Ditanna, hereby, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to James Ditanna, and will be retained by Verilink Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/   James Ditanna

James Ditanna, President, Chief Executive

Officer, Chief Financial Officer (Principal

Executive Officer), Sole Director

Date:  May 11, 2009